Exhibit 3.1





                          CERTIFICATE OF INCORPORATION

                                       OF

                              NOODLE KIDOODLE, INC.

               The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1, of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware General Corporation Law"), hereby certifies that:

               FIRST:   The name of the Corporation is Noodle Kidoodle, Inc.

               SECOND: The address of the registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

               THIRD:   The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH: The total number of shares which the Corporation is to be authorized to issue is 15,000,000 shares of common stock, par value $.001 (the "Common Stock") and 1,000,000 shares of preferred stock, par value $.001 ("the Preferred Stock").

               A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

                 (a) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                           (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                           (ii)   The dividend rate of such series, the
            conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other

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            series of the same class, and whether such dividends
            shall be cumulative or non-cumulative;

                           (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                           (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                           (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

                           (viii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                 (b) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                 (c) Whenever, at any time, dividends on the then outstanding Preferred Stock, as may be required with respect to any series outstanding, shall have been paid or declared and set apart for payment on the applicable series of the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

                 (d) The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the


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               Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining.

                    (e) At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Delaware General Corporation Law, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

                    (f) The designation, powers preferences and rights of the Series A Junior Participating Preferred Stock are as follows:

               Section 1.     Designation and Amount.  The Corporation is
                              ----------------------
authorized to issue shares of a series of Preferred Stock which shall be designated as "Series A Junior Participating Preferred Stock," $.001 per share, and the number of shares constituting such series shall be 440,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

               Section 2.     Dividends and Distributions.
                              ---------------------------

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after the date of the filing of this Certificate of Incorporation (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event (in the case of the declaration



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of a dividend payable in shares of Common Stock, assuming the payment of such dividend) and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for such Quarterly Dividend Payment Date and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

              Section 3.     Voting Rights.  The holders of shares of
                                   -------------
Series A Junior Participating Preferred Stock shall have the following voting rights:

              (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event (in the case of the declaration of a dividend payable in shares of Common Stock, assuming the payment of such dividend) and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

              (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall





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mark the beginning of a period (herein called a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors who shall serve in addition to such number of directors already serving and whose terms shall not be staggered or classified.

             (ii) During any Default Period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist, up to two (2) Directors, or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any meeting because of vacancies in the Board of Directors or otherwise does not amount to the required number, the number of Directors shall automatically be increased to such number of Directors as shall be necessary to permit the election by the holders of Preferred Stock of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.
             ---- -----

             (iii) Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

             (iv) In any Default Period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a

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majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                   (v)  Immediately upon the expiration of a Default
Period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

            (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

             Section 4.     Certain Restrictions.
                            --------------------

             (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                   (i)    declare or pay dividends on, make any
              other distributions on, or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   (iii)    redeem or purchase or otherwise
              acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or





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                   (iv) purchase or otherwise acquire for consideration any
              shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5.     Reacquired Shares.  Any shares of Series A Junior
                              -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               Section 6.     Liquidation, Dissolution or Winding Up.  (A)  Upon
                              --------------------------------------
any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of $25.00 or 100 times the payment to be made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Junior Participating Preferred Stock and such parity shares in proportion to
their respective liquidation preferences.   In the event there are not
sufficient assets available to permit payment in full of the Common Adjustment following payment in full of the Series A Liquidation Preference and the liquidation preference of all other series of Preferred Stock, if any, which rank of a parity with the Series A Junior Participating Preference Stock, then such remaining assets shall be distributed ratably to the holders of Common Stock.,


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               (C)  In the event the Corporation shall at any time after the
Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event (in the case of the declaration of a dividend payable in shares of Common Stock, assuming the payment of such dividend) and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7.     Consolidation, Merger, etc.  In case the
                              ---------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event (in the case of the declaration of a dividend payable in shares of Common Stock, assuming the payment of such dividend) and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

               Section 8.     Redemption.  The shares of Series A Junior
                              ----------
Participating Preferred Stock shall not be redeemable.

               Section 9.     Ranking.  The Series A Junior Participating
                              -------
Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               Section 10.    Amendment.  This Certificate of Incorporation
                              ---------
shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock voting separately as a class.

               Section 11.    Fractional Shares.  Series A Junior Participating
                              -----------------
Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


               FIFTH: (a)    The number of Directors shall be nine, plus such
number as shall be added to the Board of Directors pursuant to Article FOURTH Paragraph 6 hereof. The directors shall not be required to be stockholders.










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                         (b)  With the exception of  Directors added to the
Board of Directors pursuant to Article FOURTH Section 3(C)(i) hereof, the Board of Directors shall be divided into three equal classes which shall be initially constituted as follows: three Class 1 Directors with terms expiring at the Annual Meeting of Stockholders in 1998; three Class 2 Directors with terms expiring at the Annual Meeting of Stockholders in 1996; and three Class 3 Directors with terms expiring at the Annual Meeting of Stockholders in 1997.

At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expired shall be elected for a term of office expiring at the third succeeding Annual Meeting of Stockholders after their election.

                         (c)  Except as required in the By-Laws no election of
directors need be by written ballot.

               SIXTH:    The Board of Directors shall have the power to make,
alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

               SEVENTH: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Sec. 102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               EIGHTH:   The Corporation, to the fullest extent permitted by the
provisions of Sec. 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or Director of the Corporation and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators successors, assigns and legal representatives of such a person.

               NINTH:    No contract or other transaction between the
Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any persons, firms or corporations, shall be affected or invalidated by the fact that any Director or Directors of the Corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such persons, firms or corporations, and each and every person who may become a Director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

               TENTH:     (a)  Except as set forth below, the affirmative vote
of the holders of not less than 80% of the total outstanding shares of the shares entitled to vote thereon shall be required to authorize:

               (i) any merger, reorganization or consolidation of the Corporation or of any subsidiary with or into any other corporation, person or other entity;


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









               (ii) any sale, lease, hypothecation, exchange or other disposition (in one transaction or in a series of related transactions) of all or any substantial part of the assets of the Corporation or of any subsidiary to or with any other corporation, person or other entity; or

               (iii) any issuance or transfer by the Corporation or by any subsidiary of any of its securities to any other corporation, person or other entity in exchange for assets or securities or a combination thereof, having an aggregate fair market value of 20% or more of the consolidated assets of the Corporation and its subsidiaries as of the end of the fiscal year of the Corporation immediately preceding the record date for determination of stockholders entitled to notice thereof and to vote thereon;

(the foregoing described transactions are referred to herein as "Special Actions") if in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, the other corporation, person or other entity which is a party to a Special Action beneficially owns, directly or indirectly, 20% or more of the outstanding shares of capital stock of the Corporation (any such other corporation, person or other entity being referred to in this Article TENTH as a "Major Stockholder").

                         (b)  For purposes of this Article TENTH, any
corporation, person or other entity shall be deemed to be beneficial owner of any shares of Common Stock of the Corporation:

               (i)  which it owns directly, whether or not of record; or

               (ii) which it has the right to acquire pursuant to any agreement or understanding or upon the exercise to any agreement or understanding or upon the exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable; or

               (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above) by an "affiliate" or "associate" as those terms are defined herein; or

               (iv) which are beneficially owned, directly or indirectly by any other corporation, person or other entity (including any shares which such other corporation, person or other entity has the right to acquire pursuant to any agreement or understanding or upon the exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Common Stock of the Corporation.

For the purposes of this Article TENTH, the outstanding shares of Common Stock of the Corporation shall include shares deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

                         (c)  The provisions of this Article TENTH shall not
apply to a Special Action if:

               (i) the Board of Directors has voted to approve the Special Action; and

               (ii) a majority of those directors voting to approve the Special Action were duly elected and acting members of the Board of Directors prior to the time when the Major Stockholder involved in the Special Action in question first became a Major Stockholder.

                         (d)  For purposes of this Article TENTH:

               (i) the term "person" shall be read to include where appropriate: corporations, natural individuals and other entities;

               (ii) an "affiliate" of any specified person includes any person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person;

               (iii) an "associate" of any specified person includes (1) any person of which the specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar capacity, or (3) any relative or spouse of the specified person or any relative of such spouse, who has the same home as the specified person or any corporation which controls or is controlled by the specified person;

               (iv) a "subsidiary" means a corporation of which a majority of the outstanding shares of capital stock is owned by the Corporation directly, and/or indirectly through one or more other subsidiaries.

                         (e)  The Board of Directors shall have the power and
duty to determine for the purpose of this Article TENTH on the basis of information known to the Board whether any person is a Major Stockholder, affiliate or associate. Any such determination shall be conclusive and binding for all purposes of this Article TENTH.

                         (f)  The provisions of this Article TENTH may only be
amended or repealed by the vote of 80% of the outstanding Common Stock of the Corporation."

         ELEVENTH: The name and mailing address of the Sole Incorporator is as follows:

         Name                 Mailing Address
         ----                 ---------------

Fran LaVecchia                c/o Kramer, Levin, Naftalis,
                              Nessen, Kamin & Frankel
                              919 Third Avenue
                              New York, NY  10022

               I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of Delaware, do make, file and record this Certificate of Incorporation, to certify that the facts herein stated are true, accordingly have set my hand this 18th day of January, 1996.


                                                  /s/ Fran LaVecchia
                                                  ---------------------
                                                  Fran LaVecchia
                                                  Incorporator









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